UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) November 7, 2016

TeleTech Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-11919 (Commission File Number)	84-1291044 (I.R.S. Employer Identification Number)

9197 S. Peoria Street, Englewood, CO (Address of principal executive offices)	80112-5833 (Zip Code)

Registrant’s telephone number, including area code: 303-397-8100

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On November 9, 2016, TeleTech Holdings, Inc. (“TeleTech”) acquired all of the outstanding shares of Atelka Enterprise Inc. (“Atelka”), a Canadian company (the “Acquisition”) pursuant to a Share Purchase Agreement with Kilmer Capital Fund II L.P., 8169306 Canada Inc. Bank of Montreal, doing business as BMO Capital Partners, and certain management shareholders (collectively, the “Sellers”).  Atelka provides customer contact center management and customer experience multi-lingual services to leading communications, media, logistics, and entertainment clients in private and public sectors in Canada, employing approximately 2,800 individuals in Quebec, Ontario, New Brunswick and Prince Edward Island.

The aggregate consideration for the Acquisition is CAN $59,000,000, US $44,000,000 (at current exchange rates), subject to customary representations, warranties, covenants and indemnification obligations and related CAN $2,000,000 purchase price holdback, adjusted for Atelka’s net debt, net working capital, and cost of buy-side representation and warranties insurance.

The foregoing description of the Acquisition is qualified in its entirety by reference to the Share Purchase Agreement, a copy of which will be filed with TeleTech’s quarterly report on Form 10-Q for the quarter ended September 30, 2016.

Item 2.02.  Results of Operations and Financial Condition.

On November 9, 2016, TeleTech issued a press release announcing its financial results for the quarter ended September 30, 2016. A copy of the press release is attached as Exhibit 99.1 and is incorporated by reference. TeleTech anticipates that it will file its quarterly report on Form 10-Q for the period ending September 30, 2016 no later than the fifth calendar day following the prescribed filing due date.

In accordance with General Instruction B.2 of Form 8-K, the information contained in this Item 2.02 and attached Exhibit 99.1 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as expressly set forth by specific reference in such a filing.

Item 7.01. Regulation FD Disclosure

On November 9, 2016, TeleTech issued a press release announcing its acquisition of Atelka.  A copy of the press release is attached to this Form 8-K as Exhibit 99.2 and is incorporated by reference into this item 7.01.

In accordance with General Instruction B.2 of Form 8-K, the information contained in this Item 7.01 and attached Exhibit 99.2 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as expressly set forth by specific reference in such a filing.

Item 8.01.  Other Material Events.

On November 7, 2016, TeleTech’s Board of Directors approved an increase of $25,000,000 in the funding available for share repurchases pursuant to TeleTech’s share repurchase program.  Repurchases under the program may continue to be made through the combination of a 10b5-1 automatic trading plan, open market purchases or private transactions, in accordance with applicable federal securities laws, including Rule 10b-18 under the Securities Exchange Act of 1934, as amended.  The timing of any repurchases and the exact number of shares of common stock to be purchased will be determined by TeleTech’s management, in its discretion, and will depend upon market conditions and other factors.

A copy of the Press Release issued on November 9, 2016 by TeleTech announcing the increase in share repurchase authorization is attached to this Form 8-K as Exhibit 99.3 and is incorporated by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits.

99.1	Press Release dated November 9, 2016 Announcing TeleTech’s Financial Results for the Period Ending September 30, 2016
99.2	Press Release dated November 9, 2016 Announcing TeleTech’s Acquisition of Atelka Enterprises Inc.
99.3	Press Release dated November 9, 2016 Announcing the Increase in Share Repurchase Authorization of $25 million

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

TeleTech Holdings, Inc.
(Registrant)

Date: November 9, 2016	By:	/s/ Regina M. Paolillo
Regina M. Paolillo,
Chief Financial Officer